UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023
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PEAR THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39969	85-4103092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 State Street, 13th Floor Boston, MA 02109
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 925-7848

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PEARW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement
On April 6, 2023, Pear Therapeutics, Inc. (“Pear” or the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) by and among Perceptive Credit Holdings III, LP, as Administrative Agent (the “Administrative Agent”), Perceptive Credit Holdings III, LP, as sole Lender (the “Lender”), the Company, Pear Therapeutics (US), Inc. (“Pear US”, together with the Company, the “Obligors”), and Pear Therapeutics Securities Corporation (“Pear MSC”) in connection with that certain Amended and Restated Credit Agreement and Guaranty dated as of March 25, 2022 (as amended, modified, restated or supplemented to from time to time, the “Credit Agreement”) and the Loan Documents (as defined in the Credit Agreement) in connection therewith. Pursuant to the Settlement Agreement and in full, complete and final satisfaction of all obligations under the Credit Agreement and the Loan Documents (inclusive of the early prepayment fee of $3.6 million) (i) $18.66 million in cash was paid to the Administrative Agent (the "Pear MSC Distribution") and (ii) the Obligors assigned all of their rights, title and interest in and to a federal tax refund claim estimated at up to $4.7 million held by the Obligors against the United State Treasury/Internal Revenue Service (the “IRS”) in connection with those certain amended federal form 941-x tax returns submitted by the Obligors in February 2023 in respect of the tax quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 (the “Federal Tax Refund”).
In connection with the Settlement Agreement, the Obligors agreed that the Administrative Agent, on behalf of the Lender, shall have an unsecured claim against each of the Company and Pear US, which shall be jointly and severally liable for such unsecured claim, on account of obligations not satisfied by the Pear MSC Distribution, and the Federal Tax Refund, up to a maximum total claim amount of $10.4 million (the “Residual Claim Amount”), which claim shall rank pari passu in right of payment with all other nonpriority general unsecured claims against each of the Company and Pear US (the “Residual Claim”); provided that to the extent that the Residual Claim results in recoveries from both Pear and Pear US, the Residual Claim shall be subject to a single satisfaction up to the aggregate amount of the Residual Claim Amount.

Item 1.03. Bankruptcy or Receivership.

Voluntary Petition - Chapter 11 Filing

On April 7, 2023 (the "Petition Date"), the Company and its wholly-owned direct subsidiary, Pear US (together with the Company, the “Debtors”), each commenced a voluntary case under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the chapter 11 cases be jointly administered under the caption In re Pear Therapeutics, Inc., et al. (Case No. 23-10429) (the “Chapter 11 Cases”). The Debtors will continue to operate their business and manage their property as "debtors-in-possession" pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Debtors will pursue a sale of their business or assets pursuant to a competitive bidding and auction process in accordance with section 363 of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations during the Chapter 11 Cases.
Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents filed with the Bankruptcy Court, is available online at https://cases.stretto.com/PearTherapeutics, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. Interested parties who may have questions related to the Chapter 11 Cases may call Stretto at 855-944-1910 (US/Canada Toll Free) or 714-252-6860 (for tolled International Calls), or via email at TeamPearTherapeutics@stretto.com. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
For purposes of the Settlement Agreement, the Company and Pear US acknowledged and agreed that outstanding defaults occurred and were continuing under the Credit Agreement and the Administrative Agent exercised certain rights and remedies pursuant to the Credit Agreement and Loan Documents as set forth in the Settlement Agreement. The information contained in Item 1.02 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 5, 2023, the Company's board of directions (the "Board") authorized the termination of approximately 170 employees, or 92% of full-time employees effective April 7, 2023 and restructured the Company's operations to maintain a transition team of approximately 15 employees to continue operations in connection with the Chapter 11 Cases. All terminated employees were paid through April 7, 2023, received two weeks’ salary as severance and were asked to sign a separation agreement, which includes a general release of claims against the Company.
The reduction in force was completed on April 6, 2022 and the Company recorded a one-time charge of approximately $1.2 million in the second quarter of 2023 related to the reduction in workforce, consisting primarily of one-time severance payments upon termination of the employees. The Company expects such payments to be the only direct expense of the reduction in workforce. The Company does not expect to recognize a stock-based compensation expense for impacted employees related to vested awards and has not modified the affected employees’ stock awards in a manner that would result in additional expenses. The severance-related and non-cash charges that the Company expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 6, 2023, in anticipation of the filing of the Chapter 11 Cases discussed in Item 1.03 above, Corey McCann, M.D., Ph.D. stepped down as the Company’s Chief Executive Officer and President. Christopher D.T. Guiffre, J.D., M.B.A., the Company’s Chief Operating Officer, and Chief Financial Officer will serve as the Company’s principal executive officer following the departure of Dr. McCann. Biographical information for Mr. Guiffre can be found in the Company's 2022 Definitive Proxy Statement filed with the SEC on May 2, 2022 under the heading “Our Management,” which is incorporated into this Item 5.02 by reference.
Dr. McCann will continue to serve as a member of the Board and will provide consulting services to the Company during the section 363 sale process. He will be compensated at a rate of $255 per hour for up to 30 hours per week.
In addition, on April 5, 2023, the Board terminated its Severance and Change in Control Plan and, in connection with the restructuring described in Item 2.05 above, approved limited severance in the form of lump sum cash payments equal to two weeks of base salary for all departing employees, including Dr. McCann.

Item 7.01. Regulation FD Disclosure.

On April 7, 2023, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Cautionary Information Regarding Trading in the Company’s Securities
The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties may affect the Company’s ability to enter into a transaction for the sale of the business or a sale of substantially all or part of its assets. This could impact the outcome of the Chapter 11 Cases. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment upon confirmation, dismissal, or conversion of the Chapter 11 Cases. Pear's securityholders are cautioned that trading in Pear's securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Trading prices for Pear's securities may bear little or no relationship to the actual recovery, if any, by holders thereof in Pear’s Chapter 11 Case. Accordingly, Pear urges extreme caution with respect to existing and future investments in its securities.
Cautionary Statement Regarding Forward-Looking Statements
This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to pursue a sale of the business or assets pursuant to chapter 11 of the U.S. Bankruptcy Code and the timing of any such sales; the Company’s intention to continue operations during the Chapter 11 Cases; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the decisions of the Bankruptcy Court; negotiations with the Company’s creditors and any committee approved by the Bankruptcy Court; the risks associated with the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity and results of operations; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; changes in the Company’s ability to meet its financial obligations during the Chapter 11 Cases and to maintain contracts that are critical to its operations; the outcome and duration of the Chapter 11 Cases and any potential asset sales; the effect of the Chapter 11 Cases and any potential asset sales on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 Cases or the potential asset sales; uncertainty regarding obtaining Bankruptcy Court approval of a sale of the Company’s assets or other conditions that may be required to accompany any potential asset sale; and the timing or amount of distributions, if any, to the Company’s stakeholders.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 7, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pear Therapeutics, Inc.

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre, J.D., M.B.A.
Title:	Chief Financial Officer & Chief Operating Officer
Date: April 7, 2023